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[LETTERHEAD PRICEWATERHOUSECOOPERS] [LOGO]
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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc. of our report dated December 2, 1999 relating to the consolidated financial statements of travelbyus.com, ltd., which appear in the prior Form S-4 Registration Statement No. 333-40352 of Aviation Group, Inc.

We also consent to the incorporation by reference of our reports dated November 23, 1999, January 28, 2000, and April 12, 2000 relating to the financial statements of Express Vacations, LLC, Cheap Seats Inc. and Cruise Shoppes America, Ltd. respectively, which also appear in the prior Form S-4 Registration Statement No. 333-40352, of Aviation Group, Inc.

We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in the above noted Registration Statement which is incorporated by reference.

/s/ PricewaterhouseCoopers LLP


Vancouver, Canada
January 9, 2001

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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc. of our report dated October 12, 1998, except for Note P which is dated May 15, 2000, relating to the financial statements of Aviation Group, Inc., which appears in the Aviation Group, Inc. Registration Statement on Form S-4 (No. 333-40352) (the "Prior Registration Statement"). We also consent to the reference to us under the heading "Experts" in such Prior Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Dallas, Texas
January 16, 2001